SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 15, 2003

Commission File No 0-2892

THE DEWEY ELECTRONICS CORPORATION
A New York Corporation
I.R.S. Employer Identification
No. 13-1803974

27 Muller Road
Oakland, New Jersey  07436
(201) 337-4700


Item 9.  Information Furnished Under Item 12 - Results of
Operations and Financial Condition

On May 15, 2003, The Dewey Electronics Corporation (the
"Company") announced its results for the three months ended March 31, 2003. The Company's earnings release for the three months ended March 31, 2003 (the "Press
Release") is attached as Exhibit 99.1.

Item 7.  Exhibits

99.1  Press Release of the Company dated May 15, 2003.



SIGNATURES

Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DEWEY ELECTRONICS CORPORATION


Date: May 15, 2003                  /s/
                          Thom A. Velto, Treasurer
                          Principal Accounting Officer


INDEX TO EXHIBITS

Exhibit Number  Description

99.1 Press Release of The Dewey Electronics Corporation, dated May 15, 2003


The Dewey Electronics Corporation Reports Fiscal
Third Quarter and Nine Months Results


Oakland, N.J.-May 15, 2003-the Dewey Electronics Corporation
(OTC:DEWY) announced today fiscal third quarter and nine months results for the period ended March 31, 2003.

For the fiscal third quarter ended March 31, 2003, the Company reported net income of $86,918, or $0.06 per basic and diluted share, compared with net income of $236,419, or $0.18 per basic share and $0.17 per diluted share, reported for the fiscal third quarter ended March 31, 2002. Revenues for the quarter totaled $1,030,157, compared with $1,922,849 in revenues for last years' third quarter.

Net income for the fiscal nine month period ended March
31, 2003 was $284,868, or $0.21 per basic share and $0.20
per diluted share, compared with net income of $731,200, or $0.55 per basic share and $0.53 per diluted share reported for the nine months ended March 31, 2002.
Revenues for the fiscal nine months were $4,701,007 compared with revenues of $6,737,614 for the fiscal nine months ended March 31, 2002.

The Company continues to attribute its earnings to the production of diesel-operated 2kW tactical generator sets for the U.S. Armed Forces. Dewey Electronics has been the sole producer of these generators sets for the U.S. Army since 1997 with deliveries being made to various branches of the U.S. Armed Forces.

About the Dewey Electronics Corporation:

The Dewey Electronics Corporation, founded in 1955, is a diversified manufacturer of sophisticated electronic and electromechanical systems for the military. Visit our website at www.deweyelectronics.com.

This release contains forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, including statements about future business operations, financial performance and market conditions.
Such forward-looking statements involve risks and uncertainties inherent in business forecasts, including those involved in the Company's dependence upon its Department of Defense business, as further described in our filings under the Securities Exchange Act.

This release is available on the KCSA Public
Relations Worldwide at www.kcsa.com.



                Fiscal quarter Ended March 31

                                2003           2002
Revenues                    $1,030,157     $1,922,849
Operating Income              $148,005       $411,806
Net Income                     $86,918       $236,419
Net Income Per Basic Share      $0.06         $0.18
Net Income Per Diluted Share    $0.06         $0.17
Weighted Average Number
  of Shares  Outstanding
   - Basic                    1,359,531     1,339,531

Weighted Average Number
  of Shares  Outstanding
  - Diluted                   1,404,254     1,380,031



                Fiscal nine-months Ended March 31

                                2003         2002
Revenues                    $4,701,007    $6,737,614
Operating Income              $490,236    $1,290,205
Net Income                    $284,868      $731,200
Net Income Per Basic Share      $0.21        $0.55
Net Income Per Diluted Share    $0.20        $0.53
Weighted Average Number
  of Shares  Outstanding
   - Basic                    1,359,531    1,339,531

Weighted Average Number
  of Shares  Outstanding
   - Diluted                  1,403,068    1,380,031